Exhibit 99.1

Arena Pharmaceuticals Provides Corporate Update and Reports Third Quarter 2017 Financial Results

- Submitted Ralinepag FDA Meeting Request

- Expect to Complete Full Enrollment for Etrasimod Phase 2 Study in Ulcerative Colitis This Week

- Initiated Etrasimod Phase 2 Study in Primary Biliary Cholangitis

SAN DIEGO, November 7, 2017 -- Arena Pharmaceuticals, Inc. (Nasdaq: ARNA), today provided a corporate update and reported financial results for the third quarter ended September 30, 2017.

“We are pleased with the progress we achieved during the third quarter, hitting multiple milestones for our lead programs,” said Amit D. Munshi, President and CEO of Arena. “We remain highly focused on continuing to advance our lead programs and driving shareholder value. We look forward to meeting with the FDA about the Phase 3 program for ralinepag and reporting top-line Phase 2 data for etrasimod in ulcerative colitis and for APD371 in pain associated with Crohn’s disease.”

Pipeline Update

Ralinepag – Oral, selective, next generation IP receptor agonist targeting the prostacyclin pathway for the potential treatment of pulmonary arterial hypertension

•	Meeting request submitted to the FDA; Phase 3 clinical program preparations continue to progress

Etrasimod – Orally available next generation sphingosine-1-phosphate (S1P) receptor modulator for the potential treatment of a number of autoimmune diseases

•	Ulcerative colitis (UC):
	o	Expect to complete enrollment of Phase 2 trial this week
	o	Data expected Q1 2018

•	Primary biliary cholangitis (PBC):

o	Phase 2 study initiated

•	Pyoderma gangrenosum (PG):

o	Phase 2 trial currently enrolling patients

•	Dermatological extraintestinal manifestations (EIM):

o	Phase 2 study enrolled; intend to evaluate in combination with UC study

APD371 – Orally available full agonist of the cannabinoid-2 receptor for the potential treatment of visceral pain, specifically pain associated with Crohn’s disease

•	Phase 2 trial currently enrolling patients
•	Data expected Q1 2018

Collaborations Update

•	Nelotanserin - Axovant collaboration

o	Visual hallucinations in Lewy Body dementia (LBD):
	▪	Phase 2 data expected Q1 2018

o	REM sleep behavior disorder in subjects with LBD:
	▪	Phase 2 data expected Q2 2018

Corporate Update

•	Appointed Chris Cabell, M.D., MHS, FACC, as Senior Vice President, Clinical Development

•	Closed a public offering that raised aggregate net proceeds of $162.0 million through the issuance of approximately 7.2 million shares of common stock

Financial Update

Third Quarter 2017 Financial Results

•

Revenues totaled $7.9 million, including $3.1 million in net product sales of BELVIQ, $1.7 million in manufacturing support payments from Eisai, and approximately $1.9 million of revenue from Boehringer Ingelheim and Axovant collaborations

•	Research and development expenses totaled $17.3 million

•	General and administrative expenses totaled $7.8 million
•	Litigation settlement expense, net related to tentative settlement of the 2010 securities class action litigation totaled $12.0 million

•	Net loss was $32.4 million, or $0.86 per share

At September 30, 2017, cash and cash equivalents totaled $278.7 million, and approximately 39.3 million shares of Arena common stock were outstanding.

Conference Call & Webcast Information

The Company will host a conference call and live webcast with the investment community today, Tuesday, November 7, 2017, at 4:30 p.m. EST to discuss the financial results and provide a corporate update.

When: November 7, 2017, 4:30 p.m. EST

Dial-in: (877) 643-7155 (United States) or (914) 495-8552 (International)

Conference ID: 1910287

Please join the conference call at least 10 minutes early to register.

You can access the live webcast under the investor relations section of Arena’s website at: www.arenapharm.com. A replay of the conference call will be archived under the investor relations section of Arena’s website for 30 days shortly after the call.

About Arena Pharmaceuticals

Arena Pharmaceuticals is a biopharmaceutical company focused on developing novel, small molecule drugs with optimized receptor pharmacology designed to deliver broad clinical utility across multiple therapeutic areas. Our proprietary pipeline includes potentially first- or best-in-class programs for which we own global commercial rights. Our three most advanced investigational clinical programs are ralinepag (APD811) which has completed a Phase 2 trial for pulmonary arterial hypertension (PAH), etrasimod (APD334) in Phase 2 evaluation for multiple autoimmune indications, and APD371 in Phase 2 evaluation for the treatment of pain associated with Crohn's disease. In addition, Arena has collaborations with the following pharmaceutical companies: Eisai Co., Ltd. and Eisai Inc. (commercial stage), Axovant Sciences (Phase 2 candidate), and Boehringer Ingelheim International GmbH (preclinical candidate).

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements may be identified by words such as “expect”, “look forward to”, “preparations”, “intend”, “potential”, “will”, “may”, and similar words, and include, without limitation, statements about timing relating to ongoing or intended clinical trials, planned meetings with the FDA, patient enrollment in ongoing or intended clinical trials, advancement of our pipeline, expected results, anticipated data readouts, the significance of clinical data, shareholder value creation, and Arena’s focus, goals, strategy and clinical programs. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena's expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following:  the timing and outcome of research, development and regulatory review is uncertain; enrolling patients in our ongoing and intended clinical trials is competitive and challenging; we expect to need additional funds to advance all of our programs, and you and others may not agree with the manner we allocate our resources; our drug candidates may not advance in development or be approved for marketing; risks related to developing and commercializing drugs; the risk that Arena's revenues are based in part on estimates, judgment and accounting policies, and incorrect estimates or disagreement regarding estimates or accounting policies may result in changes to Arena's guidance or previously reported results; government and third-party payor actions, including relating to reimbursement and pricing; risks related to relying on collaborative arrangements; the entry into or modification or termination of collaborative arrangements; unexpected or unfavorable new data; nonclinical and clinical data are voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Arena or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; topline data may not accurately reflect the complete results of a particular study or trial; Arena's and third parties' intellectual property rights; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; clinical trials and other studies may not proceed at the time or in the manner expected or at all; and satisfactory resolution of litigation or other disagreements with others. Additional factors that could cause actual results to differ materially from those stated or implied by Arena's forward-looking statements are disclosed in Arena's filings with the Securities and Exchange Commission. These forward-looking statements represent Arena's judgment as of the time of this release. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contact:
Kevin R. Lind
Arena Pharmaceuticals, Inc.
Executive Vice President and
Chief Financial Officer
klind@arenapharm.com
858.210.3636

Media Contact:
Matt Middleman, M.D.
LifeSci Public Relations
matt@lifescipublicrelations.com
646.627.8384

(Tables Follow)

Arena Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Revenues
Net product sales	$3,075	$3,323	$7,845	$11,104
Other Eisai collaboration revenue	2,223	12,954	5,539	18,155
Other collaboration revenue	1,881	1,737	5,439	6,066
Toll manufacturing	769	1,228	2,241	3,276
Total revenues	7,948	19,242	21,064	38,601

Operating Costs & Expenses
Cost of product sales	1,739	882	5,768	4,161
Cost of toll manufacturing	1,222	1,930	3,215	4,876
Research & development	17,307	17,466	50,740	54,514
General & administrative	7,791	8,590	23,191	23,979
Litigation settlement expense, net	11,975	—	11,975	—
Restructuring charges	—	231	—	6,346
Total operating costs & expenses	40,034	29,099	94,889	93,876

Interest & Other Income (Expense)
Interest income	13	54	63	247
Interest expense	(1,516)	(1,609)	(4,624)	(4,907)
Other	925	(1,067)	(391)	(1,275)
Total interest & other income (expense), net	(578)	(2,622)	(4,952)	(5,935)
Net loss	(32,664)	(12,479)	(78,777)	(61,210)
Less net loss attributable to noncontrolling interest in consolidated variable interest entity	311	122	1,054	122
Net loss attributable to stockholders of Arena	$(32,353)	$(12,357)	$(77,723)	$(61,088)

Net loss attributable to stockholders of Arena per share:[1]
Basic	$(0.86)	$(0.51)	$(2.24)	$(2.51)
Diluted	$(0.86)	$(0.51)	$(2.24)	$(2.51)

Shares used in calculating net loss attributable to stockholders of Arena per share:[1]
Basic	37,776	24,325	34,692	24,307
Diluted	37,776	24,325	34,692	24,307

1 Comparative period data adjusted to give effect to Arena’s June 2017 1-for-10 reverse stock split.

Arena Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheet Data

(In thousands)

(unaudited)

	September 30, 2017	December 31, 2016
		[1]
Assets
Cash & cash equivalents	$278,738	$90,712
Accounts receivable	2,373	20,162
Insurance recovery receivable	12,025	—
Inventory	6,848	6,708
Prepaid expenses & other current assets	3,717	2,307
Land, property & equipment, net	39,425	43,828
Intangibles & other non-current assets	4,695	5,293
Total assets	$347,821	$169,010

Liabilities & Stockholders’ Equity
Accounts payable & accrued liabilities	$12,787	$25,073
Accrued litigation settlement	24,000	—
Total deferred revenues	29,258	37,455
Total lease financing obligations & other long-term liabilities	63,655	66,087
Total stockholders’ equity	218,121	40,395
Total liabilities & stockholders’ equity	$347,821	$169,010

1 The Condensed Consolidated Balance Sheet Data have been derived from the audited financial statements as of that date.

###